Exhibit 99.1

NEWS RELEASE

Contact:	Cynthia Skoglund	(714) 961-6320
Manager, Investor Relations

Beckman Coulter 2009 Affirms Outlook

Provides 2010 Preliminary Outlook at Annual Business Review

Full 2010 Outlook to be Provided on February 11, 2010

ORANGE COUNTY, California (December 17, 2009) – Beckman Coulter, Inc. (NYSE:BEC), a leading developer, manufacturer and marketer of products that simplify, automate and innovate complex biomedical testing, today affirmed its 2009 outlook and provided preliminary outlook for 2010.

Scott Garrett, chairman, president and chief executive officer, said, “Despite broad uncertainties throughout the world economy, the strength of our business model and the accretive affects of our Olympus (ODS) acquisition position us to achieve mid-teens earnings growth in 2010. While no company is fully insulated from vulnerable and volatile world markets, our stable installed base which generates solid recurring revenue growth, combined with our intensified focus on operating excellence, is expected to drive achievement of our earnings outlook.”

Preliminary 2010 Outlook

Excluding ODS, the company expects 2010 recurring revenue to increase approximately 7% and cash instrument sales are expected to grow low to mid-single digits (both in constant currency) based on expectations for a continued weak capital expenditure environment. ODS is expected to contribute about $480 to $500 million to the company’s total 2010 revenue, based on current exchange rates. Adjusted operating income margin should increase by approximately 50 to 100 basis points over 2009.

- more -

Beckman Coulter	Page 2 of 3

The company’s outlook expectation for 2010 fully diluted earnings per share including ODS, is a range of between $4.40 to $4.55. This is based on a share count of 71.3 million and a tax rate of 27% but excludes amortization of ODS intangibles. The following is the EPS walk-forward presented at today’s Annual Business Review:

	2009 Outlook BEC Only	2009 ODS Dilution	2009 Consolidated	Preliminary 2010 Consolidated Outlook
EPS*	$3.85 - $3.95	$(0.08)	$3.77 - $3.87	$4.40 - $4.55
Share count	65.4 M		67.4 M	71.3 M

*	Adjusted, excluding ODS intangible amortization of $0.10 and $0.24 in 2009 and 2010, respectively. Also, excludes any impact from health care reform.

Full 2010 outlook will be provided by the company on February 11, 2010.

Investor Event

As previously announced, the company hosted its Annual Business Review in New York City, New York, on Thursday, December 17, 2009. A replay of the presentation webcast of Beckman Coulter’s Annual Business Review can be accessed by visiting their website at http://www.beckmancoulter.com. To access the replay presentation webcast, select “go to IR” under “Investor Relations” and find the event listed under “Recent Webcasts / Presentations.” The webcast will be archived on the company’s website for future on-demand replay.

About Beckman Coulter

Beckman Coulter, Inc., based in Orange County, California, develops, manufactures and markets products that simplify, automate and innovate complex biomedical tests. More than 200,000 Beckman Coulter systems operate in laboratories around the world, supplying critical information for improving patient health and reducing the cost of care. Recurring revenue, consisting of consumable supplies (including reagent test kits), service and operating-type lease payments, represent about 78% of the company’s 2008 revenue of $3.1 billion. For more information, visit www.beckmancoulter.com.

- more -

Beckman Coulter	Page 3 of 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “achieve,” “anticipate,” “expect,” “should,” “continue,” or the negative thereof or comparable terminology, and may include information regarding the company’s expectations, achievements, goals or intentions regarding the future, including statements regarding expectations for earnings growth, adjusted earnings per share growth, anticipated total revenue, recurring revenue growth, anticipated cash instrument sales, expense management, the effects of ODS, adjusted operating income margin, non-operating expense, expense management, tax rate, share count, earnings per diluted share, impact, stability of our installed base and strength of our business model. The outlook provided is based on fiscal year ended 2008 and the quarter and nine months ended September 30, 2009 adjusted results and does not include special items that have occurred or may occur in 2009.

Forward-looking statements included in this press release involve certain risks and uncertainties and are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties, some of which may be beyond the company’s control, that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include our ability to effectively integrate and realize the anticipated effects of the ODS acquisition; our ability to compete effectively; changes in laws and regulations, including pending healthcare reform; market demand for the company’s new and existing products; intellectual property infringement claims by others and our ability to protect the company’s intellectual property; difficulty in obtaining materials and components for our products; consolidation of our customer base, formation of group purchasing organizations and changes in customer inventory levels and inventory management practices; reductions in government funding to our customers; foreign currency exchange fluctuations; global market, economic and political conditions and natural disasters; costs associated with our supply chain initiatives; tax risks and regulations; changes in the value of our investment in marketable securities; and our ability to successfully acquire and integrate acquired businesses and realize the anticipated benefits from such acquisitions. Additional factors that could cause actual results to differ are discussed in Part I, Item 1A (Risk Factors) of the company’s Form 10-K filed with the SEC on February 23, 2009 as well as in the company’s Form 10-Q filed since then and reports on Form 8-K. Forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update these disclosures except as required by law.

####